EXHIBIT 1. A(6)(b)  By-laws of Investors Partner Life Insurance












                                    BY-LAWS


                                      of


                   INVESTORS PARTNER LIFE INSURANCE COMPANY





















                    AMENDED AND RESTATED FEBRUARY 12, 1998






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                                   ARTICLE I
                                    OFFICES


Section 1. Registered Office. The registered office of the Company shall be located at the office of the Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be its registered agent.


Section 2. Principal Place of Business. The principal place of business of the Company shall be located in Wilmington, Delaware.


Section 3. Other Offices. The Company may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Company may require.

                                  ARTICLE II


Section 1. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Company, the year of its incorporation and the words "Corporate Seal, Delaware." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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                                  ARTICLE III
                             STOCKHOLDERS MEETINGS


Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal place of business of the Company, or at such other place as shall be designated in the notice, or waiver of notice, calling a particular meeting.


Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on the 2nd Wednesday following the 2nd Monday in April in each year at the hour of 2:00 P.M., or on such other date as may be fixed by the President, the Chairman of the Board, or a majority of the directors, at such time and place as the notice calling the meeting shall indicate, when the stockholders shall elect the directors, as provided in these By-Laws, and transact such other business as may be properly considered by the stockholders.


Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, other than those regulated by statute, may be called at any time by the President, the Chairman of the Board, or a majority of the directors upon request to the Secretary of the Company. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call and matters germane thereto.

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     Section 4.  Notice of Meetings.  Written notice of every meeting of the stockholders shall be given by the Secretary to each stockholder of record entitled to vote at the meeting at least thirty (30) days prior to the date specified for the meeting, unless a greater period of notice is required by law. The written notice may be given to a stockholder personally, or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Company, or supplied by him to the Company for the purpose of notice. Such notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the general nature of the business to be transacted at the meeting; provided, that notice of an annual meeting shall state also the general nature of the business to be transacted thereat to the extent required by law.
 Advertisement of notice of any stockholders meeting shall not be necessary except in those cases where it is expressly required by law.

     Section 5. Waiver of Notice. Any notice required to be given to the stockholders by statute, or by these By-Laws, may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein. Except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of any stockholder entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 6. Quorum. The presence, in person or by proxy, of the holder or holders of a majority of issued and outstanding shares of stock entitled to vote shall be requisite to and constitute a quorum at all meetings of the stockholders for the election of directors and for the transaction of such other business as may be properly considered by the stockholders. A majority vote of those stockholders present in person or by proxy at any meeting at which a quorum is present shall decide the issue on any matter brought before the meeting for consideration, except as may be otherwise provided by statute. If, however, any meeting of stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting to such time and place as they may determine. At any adjourned meeting at which a quorum be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

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Section 7.  Stockholders Entitled to Vote.  Subject to the provisions of this section, every stockholder shall have the right at every stockholders meeting to one vote for every share of stock having voting power standing in his name on the books of the Company. In the event the Board of Directors shall, as permitted by these By-Laws, fix a time prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting notwithstanding any transfer of shares of stock after such record date.


Section 8. Stockholders May Vote in Person or By Proxy. Every Stockholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by the stockholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company. No unrevoked proxy shall be valid for eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be valid after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company.

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Section 9.  Elections of Directors:  Cumulative Voting.  In all elections of directors, every stockholder entitled to vote shall have the right in person or by proxy to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

                                  ARTICLE IV
                                   DIRECTORS


Section 1. Number, Qualification and Term. The business and affairs of the Company shall be managed by a Board of Directors consisting of not less than three (3) Directors, one of whom shall be elected as Chairman of the Board. The number of Directors to serve each year may be fixed annually by the stockholders or at any time between Annual Stockholders Meetings by vote of the Board of Directors. Each Director shall hold his office for a term of one year or until his successor shall have been duly elected and qualified.


Section 2. Vacancies. Vacancies in the Board of Directors shall be filled by the vote of a majority of the remaining members of the Board, though less than a quorum, and each person so elected shall be a director for the unexpired term, or until his successor is elected by the stockholders, who may make such election at the next annual meeting of the stockholders or at any special meeting duly called for the purpose and held prior thereto.


Section 3. Place of Meetings. The Meetings of the Board of Directors shall be held at the principal place of business of the Company, or at such other place as shall be designated in the notice, or waiver of notice, calling a particular meeting.


Section 4. Annual Meeting. The annual meeting of the Board of Directors shall be held without notice immediately after the annual meeting of the stockholders, at the place where the annual stockholders meeting is held, for the purpose of organization, for the election of officers and the transaction of other business; or such meeting may convene at such other time and place as may be fixed by the consent in writing of all the directors.

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Section 5.  Regular Meetings.  The Board of Directors shall hold at least two regular meetings each year, beginning with the annual meeting immediately following the annual meeting of the stockholders, and at such other time(s) during the remainder of the year as may be deemed necessary and proper; notice of which, except for the annual meeting of the Board, shall be given in written form to each director at least five (5) days prior to the date specified for the meeting.


Section 6. Special Meetings. Special meetings of the Board of Directors may be called any time by the President, the Chairman of the Board, or a majority of the directors upon request to the Secretary of the Company. Written notice of a special meeting shall be given to each director at least twenty-four (24) hours before the meeting.

     Section 7. Notice of Meetings. Any written notice herein required may be given to a director personally, or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Company, or supplied by him to the Company for the purpose of notice. Such notice shall specify the place, date and time of the meeting and, in the case of a special meeting, shall also state the general nature of the business to be transacted at the meeting.


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         Section 8. Waiver of Notice. Whenever any notice is required by law or these By-Laws to be given to the directors or any committee of the Board, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, at any meeting, shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 9. Quorum. The presence of a majority of the directors in office shall be requisite to, and constitute a quorum at all meetings of the Board for the transaction of business. Any action taken by a majority of the directors present at a meeting at which a quorum is present shall constitute the action of the Board of Directors, except as may be otherwise provided by statute.

         Section 10. Adjournment. Adjournment or adjournments of any regular or special meeting may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting that a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.


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         Section 11. Compensation of Directors. Directors, as such, shall not receive any salary for their services, but any director may serve the Company in any other capacity and receive compensation for such services. Directors shall not receive any fixed sum or expenses for attendance at meetings of the Board, or any committee, unless the Board of Directors by resolution expressly authorizes the payment of a fixed sum, expenses, or both for such attendance.

         Section 12. General Powers. The Board of Directors may exercise all such powers of the Company and do all such lawful acts and things, including the appointment of committees, as are not be statute or by these By-Laws directed or required to be exercised and done by the stockholders. Any committees appointed by the Board shall have such designations and powers and consist of such persons, who need not be members of the Board unless otherwise required by law, as the Board shall specify in its authorizing resolution. In the event of the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.


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                                   ARTICLE V
                        OFFICERS, AGENTS AND EMPLOYEES

     Section 1. Officers. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Actuaries, and such other officers as may be appointed by the Board of Directors. Subject to the subsequent confirmation by the Board, the President shall have authority to appoint such other officers as he shall determine to be necessary or desirable for the proper conduct of the business of the Company and to fill vacancies which occur in any office between meetings of the Board. Unless otherwise required by law, all officers so appointed by the President shall hold office at the will of the President, but may also be removed by the Board of Directors. Any two (2) offices, except those of President and Secretary, may be filled by the same person. The Board of Directors may add to the title of any officer a word or words descriptive of his powers or the general character of his duties.

     Section 2.  Election and Duties of Officers: Vacancies.
At the annual meeting of the Board of Directors, the directors shall elect the officers of the Company for the ensuing year who shall hold office until their successors shall have been duly elected and qualified, unless they resign or are earlier removed from office as provided by these By-Laws.

     Section 3. President: Powers and Duties. The President shall perform such duties as are customarily incident to the office of the President, and shall also perform such other duties as shall be assigned to him, from time to time, by the Board of Directors. In the absence or disability of the President, a Vice President may temporarily exercise and perform the powers and duties of the President, as the Board of Directors may determine.

     Section 4. Vice President: Powers and Duties. Each Vice President shall have such power and perform such duties as may be assigned to him by the President or the Board of Directors.

     Section 5. Secretary: Powers and Duties. The Secretary shall attend all meetings of the stockholders and directors and shall keep the minutes of such meetings. He shall also perform like duties for any duly appointed committee when required to do so. He shall give or cause to be given, when required by these By-Laws or the Board of Directors, notice of all meetings of the stockholders, the Board of Directors or any duly appointed committee. He shall keep in safe custody the corporate seal of the Company, and shall affix the same to any instrument requiring it; and when so affixed, it shall be attested to by his signature. In the absence of the Secretary, any duly elected Assistant Secretary designated by the President shall perform the duties of the Secretary.

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         Section 6. Treasurer: Powers and Duties. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company, taking proper vouchers for such disbursements, and shall render to the President and directors, at its regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company. In the absence of the Treasurer, any duly elected Assistant Treasurer designated by the President shall perform the duties of the Treasurer. The Treasurer and Assistant Treasurers shall give their respective bonds in such amounts and with such sureties as the Board may require.

     Section 7. Actuary: Powers and Duties. Each Actuary shall have such power and perform such duties as may be assigned to him by the President or the Board of Directors.

     Section 8. Salaries and Other Compensation. The Board of Directors shall approve officers' salaries and all other salaries, compensation and emoluments as required by law.

     Section 9. Removal of Agents or Employees. Any agent or employee of the Company may be removed by a majority vote of the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Although the Board of Directors may appoint and remove such agents or employees as the need of the Company shall require, it may by resolution delegate this function in whole or in part to a designated officer of the Company, or employee of the Company, or such person as the Board may, from time to time, so authorize, unless otherwise prohibited by law.


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                                  ARTICLE VI
                         INDEMNIFICATION OF DIRECTORS
                            OFFICERS AND EMPLOYEES


         Section 1. The Company shall indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Company, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters or matters as to which such director, officer, or employee is adjudged to have breached his duty to the Company. The Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer, or employee of the Company served in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer, or employee acted in good faith, for a purpose which he reasonably believed to be in the best interest of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled, and shall be considered in addition to the protection provided in the Certificate of Incorporation and By-Laws of John Hancock Mutual Life Insurance Company, to the extent such provisions apply.

     Any indemnification under this Article shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper under the circumstances because he has met the applicable standard of conduct required by law as set forth in this Article.



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                                  ARTICLE VII
                            SHARES OF CAPITAL STOCK

         Section 1. Certificates of Stock. The certificate of stock of the Company shall be in such legal form as shall be approved by the Board of Directors. Every stock certificate shall be signed by the President, or any Vice President, or such other officer as may be designated by the Board of Directors and countersigned by the Secretary, and shall be sealed with the corporate seal which may be facsimile, engraved or printed. In case any officer who has signed any stock certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be such at the date of its issue.

     Section 2. Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

     Section 3. Transfer of Stock. Shares of stock of the Company shall be transferred only on its books upon the surrender to the Company of the applicable stock certificate or certificates duly endorsed by the person named therein, or accompanied by proper evidence of succession, assignment or authority to transfer such shares of stock; provided, that no stock shall be transferred until all previous calls thereon have been fully paid in; nor shall any stock which has been declared forfeited for non-payment of calls thereon be transferable. In such event, the surrendered certificate or certificates shall be canceled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the Company.

         Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been destroyed or lost, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost or destroyed; and the Board of Directors, when authorizing such issue of a new certificate or certificates, may, in its discretion, and as a condition precedent to the issuance thereof, either require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, or give the Company a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Company, or both.


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                                 ARTICLE VIII
                                   DIVIDENDS

     Section 1. Dividends. Subject to the limitations prescribed by law, the Board of Directors, at any regular or special meeting, may declare dividends upon the outstanding shares of stock of the Company out of its surplus or net profits available for such dividends to such extent as the Board may deem advisable. Dividends may be paid in cash, in property, or in shares of stock of the Company.









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                                  ARTICLE IX
                                  RECORD DATE





         Section 1. Directors May Fix Record Date. The Board of Directors may fix a time not less than ten or nor more than sixty days prior to the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of stock will be made or go into effect as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting, or as a record date for the determination of the stockholders entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares of stock, respectively. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Company after my record date so fixed.







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                                   ARTICLE X
                          EXECUTION OF DOCUMENTS AND
                               OTHER INSTRUMENTS

         Section 1. All contracts, deeds, documents and instruments requiring a seal shall be executed by the President, or any Vice President, under the seal of the Company affixed and attested to by the Secretary or the Treasurer. All such papers may also be executed and the seal of the Company affixed and attested to by such other person or persons as may be designated by a majority of the Board of Directors in the event the act or signature of the aforesaid designated officers or their duly elected assistants cannot reasonably be obtained because of absence, sickness or other incapacity. All checks, notes, drafts, demands for money and other obligations of the Company not requiring a seal shall be signed by such officer, officers, employee or employees as the Board of Directors may from time to time designate, and any such signature or signatures may be evidenced by a facsimile to the extent authorized by the Board of Directors.


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                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

     Section 1. Corporate Records. The Company shall keep at its principal executive office an accurate record of the proceedings of the stockholders and of the directors; the original or a copy of its By-Laws, including all amendments, certified by the Secretary; a stock book or register; and complete and accurate books or records of account.

     Section 2. Fiscal Year. The fiscal year of the Company shall commence on the first day of January of each year.

     Section 3. Meeting by Conference Telephone. One or more directors or stockholders may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 4. Waiver of Meeting. Except as otherwise provided in the Articles or By-Laws of this Company, any action which may be taken at a meeting of the Board, a committee of the Board, or of the stockholders, may be taken without a meeting, if a consent or consents in writing setting forth the actions so taken shall be signed by all of the members of the Board, a committee of the Board or the stockholders who would be entitled to vote at a meeting for such purpose, and shall be filed with the Secretary of the Company.



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                                  ARTICLE XII
                               BY-LAW AMENDMENTS

Section 1. The By-Laws may be altered, amended, supplemented or repealed, or new By-Laws may be adopted, by vote of the holders of the shares entitled to vote in the election of Directors, or by the Board of Directors, provided that any such action by the Board may be altered, amended, supplemented or repealed by the stockholders entitled to vote thereon.

#534/JT